Exhibit (8)(b)(iii)

                          JANUARY 31, 2001 AMENDMENT TO
                             PARTICIPATION AGREEMENT
                                      AMONG
          BERGER INSTITUTIONAL PRODUCTS TRUST, BERGER, LLC AND CONSECO
                        VARIABLE INSURANCE COMPANY, INC.

         For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the April 3, 1997 Participation Agreement among Berger Institutional Products Trust, Berger LLC and Conseco Variable Insurance Company as follows:

1. Schedule A thereto is hereby modified by adding one new segregated asset account of the Conseco Variable Insurance Company to that schedule, which shall read as follows:

                                   SCHEDULE A

                            SEGREGATED ASSET ACCOUNTS

-Conseco Variable Annuity Account C
-Conseco Variable Annuity Account E
-Conseco Variable Annuity Account F
-Conseco Variable Annuity Account G
-Conseco Variable Annuity Account H
-Conseco Variable Annuity Account I
-Conseco Variable Account L

2.   All other terms of the Agreement shall remain in full force and effect.
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         IN WITNESS WHEREOF, each of the parties hereto has caused this
Amendment to be executed in its name and on its behalf by its duly authorized representative as of this date, January 31, 2001.

                                             BERGER INSTITUTIONAL PRODUCTS
                                             TRUST


                                             By:  /s/ Jack R. Thompson
                                                  ------------------------------
                                             Name:  Jack R. Thompson
                                                    ----------------------------
                                             Title:   President
                                                     ---------------------------


                                             BERGER LLC


                                             By:  /s/ Jack R. Thompson
                                                  ------------------------------
                                             Name:  Jack R. Thompson
                                                    ----------------------------
                                             Title:  President
                                                     ---------------------------


                                             CONSECO VARIABLE INSURANCE
                                             COMPANY


                                             By:  /s/ Lisa Nordhoff
                                                  ------------------------------
                                             Name:  Lisa Nordhoff
                                                    ----------------------------